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                                                                    EXHIBIT 23.1










                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements pertaining to the Amended and Restated Long-Term Incentive Plan (Form S-8 Nos. 33-66552, 33-86062 and 333-13061) and the Non-Qualified Stock Option Plan and the Stock Option Plan for Employees (Form S-8 No. 33-52664) of American Dental Technologies, Inc. of our report dated February 25, 2000 with respect to the consolidated financial statements and schedule of American Dental Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                  Ernst & Young LLP
                                                  Detroit, Michigan

March 30, 1999